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Exhibit 10.8

MERRILL CORPORATION 2003 LONG TERM INCENTIVE PLAN

        1.    Adoption and Purpose.    This 2003 Long Term Incentive Plan (the "Plan") of Merrill Corporation (the "Company") was adopted on December 31, 2002, to provide to certain employees opportunities to receive additional compensation and benefit from the growth of the Company and its Subsidiaries through voluntary grants.

        2.    Definitions.    Except as otherwise defined herein, each capitalized term herein shall have the respective meaning set forth below.

          (a)   "Adverse Action" means any action by a Participant that the Board of Directors of the Company (the "Board"), in its sole discretion, determines to be adverse to the interests of the Company or any Subsidiary, including without limitation (i) disclosing confidential information of the Company or any Subsidiary to any person or entity not authorized by the Company or such Subsidiary to receive it, (ii) engaging, directly or indirectly, in any commercial activity that in the judgment of the Board competes with the business of the Company or any Subsidiary or (iii) interfering with the relationships of the Company or any Subsidiary and their respective employees and customers.

          (b)   "Cause" means a Participant's (i) dishonesty, fraud, misrepresentation, embezzlement or other act of dishonesty with respect to the Company or any Subsidiary, (ii) unlawful or criminal activity of a serious nature, (iii) intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, (iv) material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any Subsidiary or (v) Adverse Action.

          (c)   "DLJMB" means DLJ Merchant Banking Partners II, L.P. and all its affiliated entities as described in the Investors' Agreement.

          (d)   "DLJMB Liquidation Event" means, except for transfers to Permitted Transferees (as defined in the Investors' Agreement), (i) a sale or other transfer by DLJMB of 90% or more of its shares of common equity in the Company (including all common equity originally purchased by DLJMB and any additional common equity purchased by DLJMB thereafter, whether voting, Class B or any other class of common equity created by the Company) to one or more persons or entities (in one transaction or in a series of related transactions) other than in connection with a public offering of the Company's common equity, (ii) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company or (iii) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to the effective date of such merger or consolidation do not have "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) immediately following the effective date of such merger or consolidation of more than 50% of the combined voting power of the surviving corporation's outstanding securities ordinarily having the right to vote at elections of directors.

          (e)   "Earned Unit" means a Potential Unit that becomes earned pursuant to the provisions of the Plan.

          (f)    "Earning Schedule" means a schedule determined by the Board on which Potential Units become Earned Units under the terms, and subject to the conditions, of the Plan.

          (g)   "Eligibility Notice" means a written notice by the Company to a Participant stating a grant of Potential Units to such Participant. Each Eligibility Notice shall be in substantially the form attached hereto as Exhibit A, with any modifications the Board determines.

          (h)   "Enterprise Value" means, at any time, a value equal to six times the Pro-Forma EBITDA as shown on the Company's consolidated statement of operations for its most recent four fiscal quarters.

          (i)    "Formula Value" means the price determined on a Valuation Date by subtracting (i) Total Debt and (ii) Total Preferred Stock from the Enterprise Value, adding Total Cash to this difference and dividing such sum by the aggregate of the number of shares of capital stock of the Company outstanding on such Valuation Date, all Potential Units and Earned Units that are outstanding on such Valuation Date and all shares of common equity of the Company which may be issuable upon the exercise of options and warrants of the Company outstanding on such Valuation Date (whether or not then exercisable).

          (j)    "Investors' Agreement" means the Investors' Agreement, dated November 23, 1999, by and among the Company and its shareholders, as amended from time to time.

          (k)   "Partial Termination" means a change in a Participant's employment or other service with the Company or any Subsidiary such that the number of hours worked by such Participant is substantially reduced for any reason as the Board in its sole discretion may determine from the number of hours such Participant is required to work for the Company or any Subsidiary and such reduction is expected to extend for an indefinite period of time.

          (l)    "Participant" means an employee of the Company or any Subsidiary designated by the Board as a participant in the Plan.

          (m)  "Potential Unit" means a right granted to a Participant under the Plan that remains contingent until such Potential Unit becomes an Earned Unit pursuant to the Plan.

          (n)   "Pro-Forma EBITDA" means earnings before interest, taxes, depreciation, amortization and non-cash compensation expenses, as computed using generally accepted accounting principles on a pro-forma basis as allowed by Regulation S-X of the Securities Act of 1933, as amended.

          (o)   "Subsidiary" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Board.

          (p)   "Total Cash" means the total amount of cash and cash equivalents shown on the Company's consolidated balance sheet as of its most recent fiscal quarter end.

          (q)   "Total Debt" means any indebtedness of the Company in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances, except any such balance that constitutes an accrued expense, trade payable or customer contract advance, if and to the extent that any of the foregoing (other than letters of credit) would appear as a liability on the Company's consolidated balance sheet as of its most recent fiscal quarter end.

          (r)   "Total Preferred Stock" means the total amount of the liquidation preference on all of the Company's issued and outstanding preferred stock as of its most recent fiscal quarter end.

          (s)   "Unit Base Amount" means a dollar amount regarding each Potential Unit (and the Earned Unit, if any, derived therefrom) that is set by the Board and specified in the Eligibility Notice for such Potential Unit.

          (t)    "Valuation Date" means such date provided in Section 4(a)(ii) or established by the Board pursuant to Section 7.

        3.    Granting of Potential Units; Earned Units.

          (a)   The Board, in its sole discretion, may grant Potential Units to any Participant from time to time upon the terms and conditions set forth in the Plan. A Participant may receive Potential

  Units only by an Eligibility Notice under the terms hereof. An Eligibility Notice shall name the Participant and specify the effective date of the grant, the number of Potential Units granted, the Unit Base Amount of each of such Potential Units, the Earning Schedule for such Potential Units and any additional terms that apply to such Potential Units. In the case of any inconsistency between the Plan and any Eligibility Notice, the Plan shall govern.

          (b)   Each Potential Unit that is earned in accordance with the Plan shall be an "Earned Unit." So long as a Participant remains continuously employed by the Company or any Subsidiary, Potential Units granted to such Participant shall become Earned Units based on the Earning Schedule in the Eligibility Notice granting such Potential Units. Each Potential Unit granted to a Participant and not thereafter earned or cancelled shall automatically become one Earned Unit (i) upon a DLJMB Liquidation Event, if the Participant is then employed by the Company or any Subsidiary or (ii) upon action of the Board pursuant to Section 7.

          (c)   If a Participant ceases to be employed by the Company or any Subsidiary for any reason other than a termination for Cause (including without limitation resignation, death, disability, retirement or a termination that is not for Cause), then (i) following such termination, such Participant shall continue to hold each Earned Unit held by such Participant, as of the defective date of such termination, subject to the terms of the Plan, and (ii) each Potential Unit previously granted to such Participant and not earned in accordance with the Plan shall, as of the effective date of such termination, be cancelled without action of the Company, no compensation shall be paid in respect of such Potential Units and all rights of such Participant in respect of such Potential Units shall automatically terminate and cease to be of any further force or effect. If a Participant's employment with the Company or any Subsidiary is terminated for Cause, then each Potential Unit previously granted to such Participant and each Earned Unit held by such Participant shall, as of the effective date of such termination, be cancelled without action of the Company, no compensation shall be paid in respect of such Potential Units and Earned Units and all rights of such Participant in respect of such Potential Units and Earned Units shall automatically terminate and cease to be of any further force or effect. Additionally, Section 7 shall apply to, and with respect to, all Potential Units and Earned Units.

          (d)   The maximum number of Potential Units for which Eligibility Notices may be given under the Plan is 110,000 (provided, however, that any Potential Unit that is cancelled shall thereafter again be eligible to be included in any Eligibility Notice).

        4.    Payments.

          (a)   The amount payable to a Participant under the Plan shall be determined upon the earlier of:

              (i)  a DLJMB Liquidation Event, in which case such Participant shall be entitled to receive for each Earned Unit then held by such Participant an amount (if positive) equal to (A) the per-share amount received in connection with such DLJMB Liquidation Event by a holder of shares of common equity of the Company who is not a DLJMB Entity, minus (B) the Unit Base Amount of such Earned Unit; or

             (ii)  April 1, 2009, in which case such Participant shall be entitled to receive for each Earned Unit held by such Participant an amount (if positive) equal to (A) the Formula Value of such Earned Unit as of April, 2009, minus (B) the Unit Base Amount of such Earned Unit.

          (b)   If any amount under Section 4(a) is payable under

              (i)  Section 4(a)(i), then the Company shall make such payment to such Participant on or before the 10th business day following the effective date of such DLJMB Liquidation Event; or

             (ii)  Section 4(a)(ii), then the Company shall make such payment to such Participant (or to such Participant's legal representative if the Participant dies or, if applicable, becomes disabled) on or before July 1, 2009 (provided, however, that the Company shall only be required to make such payment as rapidly as is permissible to avoid breaching or violating, or creating or accelerating any right or obligation with respect to, any loan, credit or debt arrangement, or any covenant, obligation or other contractual restriction, then applicable to, or binding upon, the Company).

        5.    Administration.    The Board (or a committee appointed by the Board) shall administer the Plan and have exclusive power to make grants. As used in the Plan, "Board" shall refer to the Board or to such committee, if appointed. Subject to Section 6, the Board shall have the exclusive discretion and authority to interpret the Plan and each grant of Potential Units; to establish, amend, waive and rescind terms or conditions relating to the Plan; to determine the terms of grants; and to make all other determinations and adjustments necessary or advisable for the administration of the Plan (including adjustments to the terms and number of Potential Units and Earned Units held by Participants to conduct the Plan in an equitable manner). Each determination of the Board shall be final and binding.

        6.    Amendment.    The Board may amend the Plan at any time and from time to time; provided, however, that no such amendment shall adversely affect any right relating to any Potential Unit or Earned Unit actually granted prior to such amendment without the consent of the affected Participant.

        7.    Board Discretion.    The Board shall have the power, at its discretion,

          (a)   at any time, and from time to time, to cause all Potential Units held by all of the Participants that have not been earned or cancelled to become Earned Units;

          (b)   at any time prior to an event referred to in Section 4(a), to declare payable all outstanding Earned Units (including any Potential Units the Board may have caused to become Earned Units pursuant to Section 7(a)) held by all of the Participants and to declare an associated Valuation Date; and if the Board does so, then each Participant shall receive (on or before the 90th day following such Valuation Date) for each Earned Unit held by such Participant an amount (if positive) equal to (i) the Formula Value of such Earned Unit as of such Valuation Date, minus (ii) the Unit Base Amount of such Earned Unit;

          (c)   at any time after a Partial Termination of a Participant, to modify the terms of any Potential Unit then held by such Participant, including without limitation the immediate cancellation of each Potential Unit previously granted to such Participant (and not previously earned in accordance with the Plan) without compensation by the Company, and thereupon all rights of such Participant in respect of such Potential Units shall automatically terminate and cease to be of any further force or effect; and

          (d)   if a Participant takes an Adverse Action (i) prior to such Participant's termination of employment with the Company and all Subsidiaries or (ii) during the period ending twelve months following the date of such Participant's termination of employment with the Company and all Subsidiaries, to cancel each Potential Unit and Earned Unit previously granted to such Participant without compensation by the Company (notwithstanding whether such Participant's employment shall have been terminated for a reason other than for Cause), and thereupon all rights of such Participant in respect of such Potential Units and Earned Units shall automatically terminate and cease to be of any further force or effect.

        8.    Other Provisions.

          (a)    No Right to Employment.    Participation in the Plan shall not be construed as giving a Participant any right to be employed, nor shall it affect the Company's (or a Subsidiary's) right to terminate a Participant's employment, with or without cause.

          (b)    Withholding and Taxes.    Payments under the Plan shall be subject to the deduction of any Federal, state, local or foreign income taxes or other taxes or withholdings required to be withheld therefrom. Any such taxes or withholdings may be withheld from such payment or any other payment or compensation owed to such Participant, as determined by the Company. The Company provides no assurances, guarantees or advice regarding the tax treatment of amounts payable under the Plan, and each Participant is solely responsible for all applicable taxes, penalties and interest.

          (c)    No Interest; Cancellation.    No Participant shall be entitled to any interest on any payment under the Plan, regardless of when such Participant receives payment. Upon payment for any Earned Unit, such Earned Unit shall be cancelled and all rights with respect to such Earned Unit shall terminate and be of no further force or effect.

          (d)    No Trust or Fund.    Neither the Plan nor any participation therein shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Participant or any other person or entity. To the extent any person or entity has a right to receive any payment from the Company relating to the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

          (e)    No Assignment.    A Participant shall not sell, assign, transfer, encumber or otherwise convey any right under or with respect to the Plan (except by will or the laws of descent). The Company may offset its obligations to any Participant under the Plan by any amount such Participant owes to the Company.

          (f)    Enforceability.    If any provision of the Plan is held illegal or invalid, such illegality or invalidity shall not affect any other part of the Plan, and the Plan shall be construed and enforced to the maximum extent permitted.

          (g)    Headings.    Section headings hereof are for convenience of reference only and shall not be considered a part of the text of the Plan or influence its interpretation.

          (h)    Choice of Law.    The validity, construction and effect of the Plan and any payment thereunder shall be determined in accordance with the laws of the State of Minnesota, without giving effect to principles of conflicts of law.

Exhibit A to 2003 Long Term Incentive Plan

MERRILL CORPORATION
2003 LONG TERM INCENTIVE PLAN
ELIGIBILITY NOTICE

To:

The Company hereby grants Potential Units to you under the 2003 Long Term Incentive Plan (the "Plan"), as follows:

  Date of Grant:
  Number of Potential Units:
  Unit Base Amount for each such Potential Unit:
  Earning Schedule:

Anniversary of Date of Grant	Number of Earned Units

This Eligibility Notice shall be governed by the terms and provisions of the Plan. If there is any inconsistency between this Eligibility Notice and the Plan, the provisions of the Plan shall govern. Each capitalized term used but not otherwise defined herein shall have the meaning provided therefor in the Plan.

MERRILL CORPORATION
By:
Its:

MERRILL CORPORATION
2003 LONG TERM INCENTIVE PLAN
ELIGIBILITY NOTICE

To: «First Name» «Last Name»

The Company hereby grants Potential Units to you under the 2003 Long Term Incentive Plan (the "Plan"), as follows:

  Date of Grant: January 31, 2003
  Number of Potential Units: «OptionsAccept»
  Unit Base Amount for each such Potential Unit: $19.00
  Earning Schedule:

Anniversary of Date of Grant	Number of Earned Units
Date of Grant	25%
First Anniversary of Date of Grant	25%
Second Anniversary of Date of Grant	25%
Third Anniversary of Date of Grant	25%

This Eligibility Notice shall be governed by the terms and provisions of the Plan. If there is any inconsistency between this Eligibility Notice and the Plan, the provisions of the Plan shall govern. Each capitalized term used but not otherwise defined herein shall have the meaning provided therefor in the Plan.

QuickLinks

  Exhibit 10.8
MERRILL CORPORATION 2003 LONG TERM INCENTIVE PLAN
  Exhibit A to 2003 Long Term Incentive Plan
MERRILL CORPORATION 2003 LONG TERM INCENTIVE PLAN ELIGIBILITY NOTICE
MERRILL CORPORATION 2003 LONG TERM INCENTIVE PLAN ELIGIBILITY NOTICE